CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20585, Post-Effective Amendment No. 1) pertaining to the Salary Deferral Plan of Morrison Restaurants Inc. and in the related Prospectus of our Report dated April 14, 1995, with respect to the financial statements of the Morrison Restaurants Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                               /s/ Ernst & Young LLP
                                                Ernst & Young LLP

Birmingham, Alabama
May 15, 1995